Exhibit 99.1

Eclipse Resources Corporation Announces Agreements to Acquire

New Utica Development Area (the “Flat Castle” Project Area) in Central Pennsylvania

STATE COLLEGE, PA- December 11, 2017- (BUSINESS WIRE) - Eclipse Resources Corporation (NYSE:ECR) (the “Company” or “Eclipse Resources”) today is pleased to announce that the Company and Eclipse Resources-PA, LP, a wholly owned subsidiary of the Company, have entered into a definitive Purchase and Sale Agreement to acquire certain oil and gas leases, wells and other oil and gas rights and interests covering approximately 44,500 net acres located in the counties of Tioga and Potter in the Commonwealth of Pennsylvania (such transaction, the “Flat Castle Acquisition”) from Travis Peak Resources, LLC (“Travis Peak”). The aggregate purchase price for the Flat Castle Acquisition is $93.7 million (subject to customary purchase price adjustments) and is payable entirely in shares of Eclipse Resources’ common stock. In addition, the Company announced today that the Company and Eclipse Resources Midstream, LP, a wholly owned subsidiary of the Company, have entered into a definitive option agreement pursuant to which Eclipse Resources Midstream. LP acquired the exclusive right to purchase all of the outstanding equity interests of Cardinal NE Holdings, LLC for an aggregate purchase price of $18.3 million in cash (such transaction, the “Cardinal Acquisition” and, together with the Flat Castle Acquisition, the “Transactions”) from Cardinal Midstream II, LLC. The Transactions were approved by a special committee of the Company’s board of directors composed entirely of independent directors and the Flat Castle Acquisition is expected to close in January 2018, subject to the satisfaction of customary closing conditions; provided that the Flat Castle Acquisition will have an effective date of September 1, 2017 and contemplates a second closing for purposes of curing any title or environmental defects with respect to the properties being acquired. In conjunction with this press release, the Company has posted a presentation with additional details regarding the Transactions to the Investor Center of its website at www.eclipseresources.com.

Transaction Highlights:

•	Acquiring an approximately 44,500 highly continuous net acre position in Tioga and Potter Counties, Pennsylvania with a low entry cost of ~$1,900 per acre.[1]

•	Acreage is largely delineated by 22 industry Utica Shale wells (including the Painter 1H well drilled by Travis Peak) with the Company’s preliminary analysis indicating gas in place exceeds the Southeast Ohio’s Utica Shale Dry Gas “Core” area.

•	Expected to create a new, highly contiguous core area, the “Flat Castle” Project Area, with few unit size restrictions supporting extensive “Super-Lateral” development and the application of the Company’s innovative drilling and completion techniques which we believe will generate enhanced returns.

•	Initial project area “Type Well” estimates indicate EUR’s of between 2.0 and 2.3 Bcf per 1000 feet of lateral at a cost of approximately $1,025 per lateral foot, consistent with or better than the Company’s current Southeast Ohio Utica assets.

•	Will acquire one proved developed producing well with approximately 6.5 net MMcf per day of production.

•	Anticipated to add approximately 87 net drilling locations (based on a 16,000 foot lateral length) while increasing the Company’s Utica dry gas acreage by approximately 85%.

•	Purchase price for Flat Castle Acquisition payable 100% in Eclipse Resources’ common stock, which the Company believes will preserve ample liquidity while substantially increasing scale. The number of shares of Eclipse Resources common stock to be issued to Travis Peak will equal $93.7 million divided by the 30-day volume weighted average price per share of Eclipse Resources’ common stock ending on the second trading day immediately preceding the closing date, subject to certain customary adjustments and a collar between $2.35 and $2.60.

•	Entered into an option to acquire Cardinal NE Holdings, LLC, which owns midstream infrastructure with associated gathering rights on the acreage to be acquired by the Company in the Flat Castle Acquisition. The Company expects that the proximity of this infrastructure to Dominion’s gathering system will allow Eclipse Resources to build, own and operate the gathering system as wells are drilled, which will reduce the Company’s per unit gathering costs and improve returns.

[1]	Net of proved producing reserves

Benjamin W. Hulburt, Chairman, President and CEO of Eclipse Resources, commented on the Company’s acquisition, “Eclipse Resources has today announced it has entered into definitive agreements to acquire a strategic Utica acreage acquisition in north, central Pennsylvania that is expected to significantly increase the Company’s inventory of highly economic drilling locations and allow the Company to continue to leverage its innovative drilling and completions techniques while remaining Appalachian basin focused. We are excited to begin operating in this project area, which we term the “Flat Castle” Project Area, with our first well anticipated to spud during the first quarter of 2018 and the full scale development anticipated to start in the fourth quarter of 2018. We believe the additional scale from this largely contiguous acreage acquisition will be enhanced through the efficiency gains generated by our “Super-Lateral” development as we apply our operational and technical learnings from the Ohio Dry Gas Utica to the Flat Castle Project Area. From a geological perspective, this area is similar in depth to our Ohio Dry Gas acreage and is well delineated with a meaningful number of offset results, while lying within what we believe to be the highest gas in place of the prospect area.

We believe that the location of the Flat Castle Project Area, which is significantly west of the more currently constrained Northeastern Pennsylvania peers, will support our ability to reliably move gas out of the Flat Castle Project Area for the foreseeable future. The Company anticipates that the gas it produces in the Flat Castle Project Area will be transported through the Dominion and Tennessee gathering systems, which are exposed to improving Appalachian price differentials.

We have been patient and extremely rigorous in our acquisition efforts to ensure we pursue opportunities for our shareholders that will enhance our inventory of highly returning, core drilling locations at attractive valuations. We believe the Flat Castle Project Area is located in one of the best underdeveloped areas of the Appalachian Basin and will nicely complement our existing asset base, with the potential returns on these wells competing with those in our core Utica Dry Gas acreage.”

Conference Call

A conference call to review the Company’s acquisition is scheduled for Monday, December 11, 2017 at 10:00 a.m. Eastern Time. To participate in the call, please dial 877-709-8150 or 201-689-8354 for international callers and reference Eclipse Resources Acreage Acquisition Call. A replay of the call will be available through January 31, 2018. To access the phone replay dial 877-660-6853 or 201-612-7415 for international callers. The conference ID is 13674587. A live webcast of the call may be accessed through the Investor Center on the Company’s website at www.eclipseresources.com. The webcast will be archived for replay on the Company’s website for six months.

About Eclipse Resources

Eclipse Resources is an independent exploration and production company engaged in the acquisition and development of oil and natural gas properties in the Appalachian Basin, including the Utica and Marcellus Shales. For more information, please visit the Company’s website at www.eclipseresources.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this press release, regarding Eclipse Resources’ strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “plan,” “endeavor,” “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Eclipse Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in Eclipse Resources’ Annual Report on Form 10-K filed with the Securities Exchange Commission on March 3, 2017 (the “2016 Annual Report”), and in “Item 1A. Risk Factors” of Eclipse Resources’ Quarterly Reports on Form 10-Q.

With respect to the proposed Transactions described herein, forward-looking statements may include, but are not limited to, statements regarding the expected timing of the completion of the Transactions; the ability to complete the Transactions considering the various closing conditions; the benefits of such Transactions and their impact on the Company’s business, operations and assets; and any statements of assumptions underlying any of the foregoing. In addition, forward-looking statements may include statements about Eclipse Resources’ business strategy; reserves; our proposed drilling joint venture with Sequel; general economic conditions; financial strategy, liquidity and capital required for developing its properties and timing related thereto; realized natural gas, natural gas liquids and oil prices; timing and amount of future production of natural gas, NGLs and oil; its hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under its commercial agreements; marketing of natural gas, NGLs and oil; leasehold and business acquisitions; the costs, terms and availability of gathering, processing, fractionation and other midstream services; general economic conditions; credit markets; uncertainty regarding its future operating results, including initial production rates and liquid yields in its type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical.

Eclipse Resources cautions you that the forward-look statements pertaining to the proposed Transactions described herein are subject to risks and uncertainties related to the benefits from, or completion of, the proposed Transactions, including, without limitation, failure to satisfy any of the conditions precedent to the proposed Transactions, adverse effects on the market price of the Company’s common stock and on the Company’s operating results because of a failure to complete the proposed Transactions, failure to realize the expected benefits of the proposed Transactions, negative effects of announcement or consummation of the proposed Transactions on the market price of the Company’s common stock, and significant transaction costs, unknown liabilities and/or unanticipated expenses such as litigation expenses. In addition, if and when the proposed Transactions are consummated, there will be risks and uncertainties related to the Company’s ability to successfully integrate the acquired assets. In addition, all forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and the recent significant decline of the price of natural gas, NGLs, and oil, inflation, lack of availability of drilling, production and processing equipment and services, our inability to successfully negotiate or enter into definitive agreements and satisfy other conditions precedent for our proposed joint venture drilling transaction with Sequel Energy Group LLC, and to effectively implement that transaction, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Risk Factors” in the 2016 Annual Report and in “Item 1A. Risk Factors” of Eclipse Resources’ Quarterly Reports on Form 10-Q.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Eclipse Resources or persons acting on the Company’s behalf may issue. Except as otherwise required by applicable law, Eclipse Resources disclaims any duty to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Eclipse Resources Corporation

Douglas Kris, Investor Relations

814-325-2059

dkris@eclipseresources.com